Exhibit 10.35

AGREEMENT CONTAINING COVENANTS AFFECTING REAL PROPERTY

RECORDING REQUESTED BY AND WHEN RECORDED RETURN TO:	FREE RECORDING REQUESTED (Gov’t Code Section 6103)

The Community Redevelopment Agency of
the City of Los Angeles, California

354 South Spring Street, Suite 800

Los Angeles, California 90013

Attn: Director of Housing

WITH A COPY TO:

SF No Ho, LLC

c/o FF Realty LLC

5510 Morehouse Drive, Suite 200

San Diego, California 92121
Attn: Pat Gavin, Esq.

AGREEMENT CONTAINING COVENANTS AFFECTING REAL PROPERTY

This AGREEMENT CONTAINING COVENANTS AFFECTING REAL PROPERTY (this “Covenant Agreement”) is made and entered into by and between the COMMUNITY REDEVELOPMENT AGENCY OF THE CITY OF LOS ANGELES (the “Agency”) and SFNOHO, LLC, a California limited Liability company (the “Owner”) with reference to the following:

A.       Owner holds fee title to that certain real property described in the legal description attached hereto as Exhibit A and incorporated herein by this reference, and shown on the Site Map attached hereto as Exhibit B and incorporated herein by this reference (the “Property”).

B.        The Property is subject to the Redevelopment Plan for the North Hollywood Redevelopment Project (the “Redevelopment Project”) approved and adopted on February 21, 1979 by Ordinance No. 152030 of the City Council of the City of Los Angeles, as amended to the Date of Agreement.

C.        This Covenant Agreement is made pursuant to that certain Owner Participation Agreement by and between the Agency and SL NO HO, LLC, a California limited liability company.

(“SL No Ho”) dated March 5, 2002 as amended by that certain First Implementation Agreement to Owner Participation Agreement dated as of November 18, 2002, that certain Second Implementation Agreement to Owner Participation Agreement dated as of December 12, 2003, and that certain Partial Assignment Of Owner Participation Agreement And Consent To Assignment dated December 18, 2003 by and among the Agency, the Owner and SL No Ho (the “OPA”), which is a public record on file at the offices of the Agency. The Property is a portion of the real property referred to in the OPA as the “Site”. In the event of any conflict between the OPA and this Covenant Agreement, the terms of the OPA shall prevail.

D.       All capitalized terms in this Covenant Agreement shall have the meaning ascribed to them in the OPA, unless provided otherwise herein.

Agency and Owner agree as follows:

I.              Owner hereby covenants and agrees on behalf of itself and any successors and assigns in the Property or any portion thereof or any improvements thereon or any interest therein that Owner, such successors and assigns shall comply with and be bound by the following covenants (hereinafter referred to as the “Construction Covenants”):

A.       Develop and construct improvements on the Property solely in accordance with the Redevelopment Plan, all applicable Grant Deeds, this Covenant Agreement, the OPA (including but not limited to the Scope of Development and the Concept Plan), and plans approved by the City of Los Angeles.

II.             Owner hereby covenants and agrees on behalf of itself and any successors and assigns in the Property or any portion thereof or any improvements thereon or any interest therein that Owner, such successors and assigns shall comply with and be bound by the following covenants (hereinafter referred to as the “Surviving Covenants”):

A.       Devote the Property, or cause the Property to be devoted, to uses solely in accordance with the Redevelopment Plan, all applicable Grant Deeds, this Covenant Agreement, the OPA (including but not limited to the Scope of Development and the Concept Plan), and plans approved by the City of Los Angeles.

B.        Pay when due all real estate taxes, and the special taxes or assessments of any bond financing issued by the Agency or City in connection with the redevelopment of the Property, assessed and levied on the Property or any portion thereof or any improvements thereon or any interest therein and refrain from appealing, challenging or contesting in any manner the validity or amount of any ad valorem property tax assessment, encumbrance or lien, or the special tax or lien of such bonds; provided, however, that Owner may appeal, challenge or contest (i) the initial assessment of the assessed value of the Property following the issuance of the Release of Construction Covenants by Agency to the extent that such initial assessment is more than ten percent (10%) higher than the Project Cost approved by the Agency pursuant to the OPA; and (ii) any increase in assessment of the Property improperly assessed because of a purported change of ownership where no such change took place; and (iii) any assessment occurring by reason of a bona fide arms-length sale of the Property or any portion thereof to the extent such assessment results in an assessment in excess of the purchase price of such bona fide arms-length sale, provided, however, that no such appeal, challenge or contest results in an assessment which is lower than that existing prior to such sale.

C.        Not discriminate upon the basis of race, color, creed, religion, sex, sexual preference/orientation, age, disability, medical condition, Acquired Immune Deficiency Syndrome (AIDS) acquired or perceived, retaliation for having filed a discrimination complaint, marital status, national origin or ancestry in the sale, lease, sublease, transfer, use, occupancy, tenure or enjoyment of the Property, or any improvements erected or to be erected thereon, or any part thereof.

D.       Pay when due the Agency Participation Payment in accordance with the provisions of the OPA.

E.        Comply with the Living Wage Ordinance of the City of Los Angeles to the fullest extent applicable.

F.        Solely at Owner’s expense, maintain and repair or cause to be maintained and repaired the Property and all improvements thereon (including but not limited to landscaping, public art, lighting and signage), in a first quality condition, free of debris, waste and graffiti, and in compliance with the terms of the Redevelopment Plan, this Covenant Agreement, the City of Los Angeles Municipal Code, and the following:

1.     All improvements on the Property shall be maintained in good condition in accordance with the custom and practice generally applicable to comparable first quality office, residential, restaurant, retail and parking improvements, as applicable, in Los Angeles County, and in conformance and compliance with all plans, drawings and related documents approved by the Agency, all conditions of approval of land use entitlements adopted by the City or the Planning Commission of the City of Los Angeles, including painting and cleaning of all exterior surfaces of all private improvements and public improvements to the curb line.

2.     Owner shall assume responsibility for the operation and maintenance (including repair,

restoration and reconstruction) of all of the improvements constructed on the Property and the costs thereof, and Agency and the City shall have no liability for costs of such operation and maintenance by Owner or for any claims arising from the operation and maintenance (including repair, restoration and reconstruction) of such improvements. Without limiting the generality of the foregoing, Owner, in the maintenance of the improvements, shall observe the following standards:

a.     Maintain the surface of all automobile and pedestrian areas level, smooth and evenly covered with the type of surfacing materials originally installed thereon or such substitute thereof as shall be in all respects equal thereto or better in quality, appearance and durability;

b.     Maintain such appropriate entrance, exit and directional signs, markers and lights as shall be reasonably required and in accordance with the practices prevailing in the operation of similar developments;

c.     Clean lighting fixtures and relamp and/or reballast as needed;

c.     Repaint striping, markers, directional signs, etc., as necessary to maintain in first-class condition;

e.     Provide appropriate security personnel and security measures. Owner shall seek the advice of the police department in planning appropriate security measures;

f.      Maintain public right-of-way items between the Property and the street in accordance with City law and policy;

g.     Maintain all surface and storm lateral drainage systems on the Property; and

h.     Maintain all sanitary sewer lateral connections on or to the Property.

3.     Landscape maintenance shall include, without limitation, watering/irrigation; fertilization; mowing; edging; trimming of grass; pruning, trimming and shaping of trees and shrubs to maintain a natural and healthy appearance, road visibility, and irrigation coverage; replacement, as needed, of all plant materials; control of weeds in all planters, shrubs, lawns, ground covers, or other planted areas; and staking for support of trees.

4.     All maintenance and clean-up procedures shall incorporate water and energy conservation measures, use of non-or low- VOC products, natural fertilizers, no- or low-toxic pest control, recycling of green waste and other recyclable waste consistent with the Waste Reduction and Recycling Program Plan.

5.     Prepare and implement a Waste Reduction and Recycling Program Plan in substantial accordance with the terms of the OPA for the design, demolition and construction of the improvements on the Property and for the management and operation of all occupancies of the improvements on the Property. Facilities shall be provided and maintained to accommodate the physical requirements for these outreach programs for all project occupants and employees to reduce the output of solid waste, including yard waste, through recycling and reduction of waste at the source.

6.     Provide for the commissioning of all buildings and building systems during appropriate design stages and upon completion of construction of the improvements on the Property and arrange for periodic monitoring of the operations of all buildings and systems by the U.S. Green Building Council or similar organization acceptable to the Agency, in substantial accordance with the terms of the OPA. The Developer agrees to report the rating certification, commissioning and monitoring results to the Agency and the City.

7.     Prepare and implement a coordinated Signage Plan, in accordance with the terms of the OPA and the Design for Development establishing sign design standards for all exterior identification, commercial, information and directional signage.

8.     Require that all mechanical and telecommunications equipment be enclosed within buildings, concealed from view or incorporated and treated as architectural features. All equipment shall serve the improvements on the Property only and shall be removed when no longer required for service.

9.     Clean-up maintenance shall include, without limitation, maintenance of all sidewalks, paths and other paved areas in a clean and weed-free condition; maintenance of all such areas clear of dirt, mud, trash, debris or other matter which is unsafe or unsightly; removal of all trash, litter and other debris from improvements and landscaping; clearance and cleaning of all areas so maintained prior to the end of each day on which maintenance operations are performed to ensure that all cuttings, weeds, leaves and other debris are properly disposed of by maintenance workers.

10.   If the Agency gives written notice to Owner that the maintenance or condition of the Property or any portion thereof or any improvements thereon does not comply with this Covenant Agreement and such notice describes the deficiencies, Owner shall correct, remedy or cure the deficiency within thirty (30) days following the submission of such notice, unless the notice accurately states that the deficiency is an urgent matter relating to public health and safety in which case Owner shall cure the deficiency with all due diligence and shall complete the cure at the earliest possible time. In the event Owner fails to maintain the Property or any portion thereof or any improvements thereon in accordance with this Covenant Agreement and fails to cure any deficiencies within the applicable period described above, the Agency shall have, in addition to any other rights and remedies hereunder, the right to maintain the Property and the improvements thereon, or portion thereof, or to contract for the correction of any deficiencies, and Owner shall be responsible for payment of all such reasonable costs incurred by the Agency.

11.   Curate the public art on the Site according to guidelines provided in, and to further the goals of, the Agency’s “Public Art Policy”.

G.            There shall be no discrimination against or segregation of any person, or group of persons, on account of race, color, creed, religion, sex, sexual preference/orientation, age, disability, medical condition, Acquired Immune Deficiency Syndrome (AIDS) acquired or perceived, retaliation for having filed a discrimination complaint, marital status, national origin or ancestry in the sale, lease, sublease, transfer, use, occupancy, tenure or enjoyment of the Property nor shall Owner itself or any person claiming under or through it establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessee, or vendees of the Property.

H.            Owner shall refrain from restricting the rental, sale or lease of the Property or improvements thereon, or any portion thereof, on the basis of race, color, creed, religion, sex, sexual preference/orientation, age, disability, medical condition, Acquired Immune Deficiency Syndrome (AIDS) acquired or perceived, retaliation for having filed a discrimination complaint, marital status, national origin or ancestry of any person. All deeds, leases or contracts for the sale, lease, sublease, Transfer, use, occupancy, tenure or enjoyment of the Property or improvements thereon, or any portion thereof shall contain or be subject to substantially the following nondiscrimination or nonsegregation clauses:

1.     In deeds: “The grantee herein covenants by and for itself, its heirs, executors, administrators, successors and assigns, and all persons claiming under or through them, that there shall be no discrimination against or segregation of, any person or group of persons on account of race, color, creed, religion, sex, sexual preference/orientation, age, disability, medical condition, Acquired Immune Deficiency Syndrome (AIDS) acquired or perceived, retaliation for having filed a discrimination complaint, marital status, national origin or ancestry in the sale, lease, sublease, transfer, use, occupancy, tenure or enjoyment of the land herein conveyed, nor shall the grantee itself or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessee, or vendees in the land herein conveyed. The foregoing covenants shall run with the land.”

2.     In leases: “The lessee herein covenants by and for itself, its heirs, executors, administers, successors and assigns, and all persons claiming under or through them, and this lease is made and accepted upon and subject to the following conditions: That there shall be no discrimination against or segregation of any person or group of persons, on account of race, color, creed, religion, sex, sexual preference/orientation, age, disability, medical condition, Acquired Immune Deficiency Syndrome (AIDS) acquired or perceived, retaliation for having filed a discrimination complaint, marital status, national origin or ancestry in the leasing. subleasing, renting, transferring, use, occupancy, tenure or enjoyment of the land herein leased, nor shall lessee itself, or any person claiming under or through it, establish or permit such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, sublessee, subtenants, or vendees in the land herein leased.”

3.     In contracts: “There shall be no discrimination against or segregation of any person or group of persons on account of race, color, creed, religion, sex, sexual preference/orientation, age, disability, medical condition, Acquired Immune Deficiency Syndrome (AIDS) acquired or perceived, retaliation for having filed a discrimination complaint, marital status, national origin or ancestry in the sale, lease, sublease, transfer, use, occupancy, tenure or enjoyment of the land or premises, nor shall the transferee itself or any person claiming under or through it, establish or permit any such practice or practices of discrimination or segregation with reference to the selection, location, number, use or occupancy of tenants, lessees, subtenants, sublessee, or vendees of the land or premises.”

I.              Provide the Hazardous Substance indemnity, waiver and release required by the OPA.

J.             Provide the general indemnity and insurance required by the OPA.

K.            Prior to the date that the Agency issues a Release of Construction Covenants for the Property, the Owner shall not sell, convey, assign, lease or otherwise transfer in any way any interest in said Property or any portion thereof or any improvements thereon, or permit any change to occur in the ownership of the Owner or its successors or assigns (collectively “Transfers”), except as expressly permitted by terms of the OPA.

III.           All obligations of the Owner under this Covenant Agreement (and all of the terms, covenants and conditions of this Covenant Agreement) shall be binding upon the Owner, its successors and assigns and every successor in interest of the Property or any portion thereof or any interest therein, jointly and severally, for the benefit and in favor of the Agency, its successors and assigns, and the City of Los Angeles. All rights of the Owner under this Covenant Agreement shall inure to the benefit of the Owner and its permitted successors and assigns.

IV.           This Covenant Agreement shall not merge into any other agreement between Agency and Owner.

V.            Breach of any of the covenants, conditions, restrictions, or reservations contained in this Covenant Agreement shall not defeat or render invalid the lien of any mortgage or deed of trust made in good faith and for value as to the Property, whether or not said mortgage or deed of trust is subordinated to this Covenant Agreement, but unless otherwise herein provided, the terms, conditions, covenants, restrictions and reservations of this Covenant Agreement shall be binding and effective against the holder of such mortgage or deed of trust and any owner of the Property, or any part thereof whose title thereto is acquired by foreclosure, trustee’s sale, or otherwise.

VI.           The Construction Covenants shall remain in effect until the recording of the Release of Construction Covenants to be issued by the Agency with respect to all improvements to be constructed pursuant to the OPA. The covenants against discrimination set forth in Sections II.C., II.G., and II.H. hereof shall remain in effect in perpetuity. All other covenants (“Surviving Covenants”) shall remain in effect until a date which is forty (40) years after the date this Covenant Agreement is recorded, unless and until they expire earlier in accordance with the express terms thereof, except for the covenant set forth in Section II.D hereinabove to pay the Agency Participation Payment, which shall remain in effect for forty (40) years from the Operating Commencement Date unless and until terminated in accordance with the Buyout provisions set forth in Section 605.4 of the OPA. Upon the issuance and recordation of the Release of Construction Covenants by the Agency pursuant to the OPA, Owner shall have the right to have this Covenant Agreement restated and re-recorded with the deletion of the Construction Covenants, and the Agency agrees to enter into documents as may be reasonably required, subject to the approval of Agency legal counsel as to form, so as to effectuate the provisions of this paragraph.

VII.          Upon written request, Agency shall execute, acknowledge and deliver an estoppel certificate upon which Owner and any Transferee or mortgagee of all or a portion of Owner’s interest in the Property can rely, stating whether Agency has knowledge of any default by Owner or any successor or assign under the terms of the OPA.

VIII.        If any provision of this Covenant Agreement is determined by a court of competent jurisdiction to be illegal, invalid or enforceable, such provision will be deemed to be severed and deleted from the

Covenant Agreement as a whole and neither such provision, nor its severance and deletion shall in any way affect the validity of the remaining provisions of this Covenant Agreement.

IN WITNESS WHEREOF, the Agency and Owner have caused this instrument to be executed on their behalf by their respective officers thereunto duly authorized.

COMMUNITY REDEVELOPMENT AGENCY
OF THE CITY OF LOS ANGELES (“Agency”)

Dated:	12-19-03	By:	/s/ Robert R. Ovrom
Robert R. Ovrom

		Its:	Chief Executive Officer

APPROVED AS TO FORM

Rockard J. Delgadillo,

City Attorney

By:	/s/ Authorized Signatory
Agency General Counsel

Goldfarb & Lipman

By:	/s/ Authorized Signatory
Agency Special Counsel

SF NO HO LLC,
Dated:	12/19/03	a California limited liability company (“Owner”)

		By:	California Housing Fund LLC,
a Delaware limited liability company
		Its:	authorized member

			By:	FF California Housing Fund LLC,
a Delaware limited liability company
			Its:	manager

				By:	/s/ Patrick J. Gavin

				Name:	Patrick J. Gavin

				Title:	Vice President

THE COMMUNITY REDEVELOPMENT AGENCY OF THE CITY OF LOS ANGELES, CALIFORNIA

ALL PURPOSE ACKNOWLEDGEMENT

State of California	}
County of Los Angeles

On	DECEMBER 19, 2003	before me,	AMELIA RODRIGUEZ, NOTARY PUBLIC
DATE		NAME, TITLE OF OFFICER

personally appeared	ROBERT R. OVROM
NAME(S) OF SIGNER(S)

☒ personally known to me - OR -

☐ proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity (ies), and that by his signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

AMELIA RODRIGUEZ

Commission # 1446602

Notary Public - California
Los Angeles County

My Comm. Expires Oct 21, 2007

/s/ Authorized Signatory
SIGNATURE OF NOTARY

Title of Type of Document	AGREEMENT CONTAINING COVENANTS AFFECTING REAL PROPERTY
Number of Pages	11+ATTACHMENTS	Date of Document
Signer(s) Other Than Named Above

RM-7	Remember to attach form to actual document	11/92

CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT

STATE OF CALIFORNIA	)
) ss.
COUNTY OF LOS ANGELES	)

On	December 19, 2003	,	before me,	Renee Lindsey, Notary Public
Date				Name And Title Of Officer [ILLEGIBLE]

personally appeared	Patrick J. Gavin
Name of Signer(s)

☐ personally known to me – OR –

☒ proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Renee Lindsey
Signature of Notary Public

OPTIONAL

Though the data below is not required by law, it may prove valuable to persons relying on the document and could prevent fraudulent reattachment of this form.

CAPACITY CLAIMED BY SIGNER				DESCRIPTION OF ATTACHED DOCUMENT

☐	Individual
☐	Corporate Officer

Title(s)				Title or Type of Document

☐	Partner(s)	☐	Limited
		☐	General
☐	Attorney-In-Fact			Number Of Pages
☐	Trustee(s)
☐	Guardian/Conservator
☐	Other:
Date Of Document

Signer is representing:
Name Of Person(s) Or Entity(ies)

Signer(s) Other Than Named Above